EXHIBIT  23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-76236 and No. 33-93668) pertaining to the 1993 Directors'
Stock Option Plan of Incyte Pharmaceuticals, Inc., (Form S-8 No. 33-76344, 33-93666, 333-13449, 333-31413 and 333-63069) pertaining to the 1991 Stock Plan of Incyte Pharmaceuticals, Inc., (Form S-8 No. 333-31409) pertaining to the 1997 Employee Stock Purchase Plan of Incyte Pharmaceuticals, Inc., (Form S-8 No. 333-46639) pertaining to the Options Assumed By Incyte Pharmaceuticals, Inc. Originally Granted Under The Synteni, Inc. 1996 Equity Incentive Plan and (Form S-8 No. 333-67691) pertaining to Options issued by Incyte Pharmaceuticals, Inc. to Former Optionholders of Hexagen Limited, (Form S-3 No. 333-73125) pertaining to common stock issued by Incyte Pharmaceuticals, Inc. to Former Shareholders of Hexagen Limited, of our report dated January 27, 1999, with respect to the consolidated financial statements and schedule of Incyte Pharmaceuticals, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1998.


                                                     \s\  Ernst  &  Young  LLP

Palo  Alto,  California
March  23,  1999